UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	26-4273474
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA	02458-1634
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
5.875% Senior Notes due 2046	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-189923

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 5.875% Senior Notes due 2046 (the “Notes”) of Government Properties Income Trust (the “Registrant”) is contained in the Prospectus dated July 12, 2013 (File No. 333-189923), under the caption “Description of Debt Securities” on pages 5 through 15 thereof, as supplemented by the Prospectus Supplement dated May 19, 2016, under the caption “Description of the Notes” on pages S-6 through S-10  thereof, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.  Such Prospectus, as so supplemented, is incorporated herein by reference.

Item 2. Exhibits

Exhibit
Number	Description

4.1

Indenture, dated as of August 18, 2014, between Government Properties Income Trust and U.S. Bank National Association. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated August 18, 2014.)

4.2

Supplemental Indenture No. 2, dated as of May 26, 2016, between Government Properties Income Trust and U.S. Bank National Association, relating to the 5.875% Senior Notes due 2046, including form thereof. (Incorporated by reference to the Registrant’s Current Report on Form 8-K dated May 26, 2016.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SENIOR HOUSING PROPERTIES

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges.
Title:	Chief Financial Officer and Treasurer

Dated:  May 26, 2016